CAMBER ENERGY, INC. 8-K

Exhibit 99.1

Camber Energy Announces Extinguishment of CATI Debt

SAN ANTONIO, TX / ACCESSWIRE / January 24, 2018 / Camber Energy, Inc. (NYSE American: CEI) (the "Company" or "Camber"), based in San Antonio, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, announced the release of the remaining debt of its wholly owned subsidiary, CATI Operating, LLC (“CATI”).

The Company has concluded a transaction in which CATI provided its lender with an overriding royalty (equal to 0.01 of 8/8ths of all oil and gas) on CATI’s remaining leasehold and the lender released CATI from all remaining indebtedness. The release, which was received Monday and filed in some counties that same day, discharged approximately $5.8 million in principal and interest outstanding according to CATI’s Lender. The effective date of the release is December 15, 2017.

Additionally, the remaining leasehold and ownership of CATI was transferred to a third party in exchange for that party’s assumption of all plugging and abandonment liabilities. That transfer was only effective upon the release of the CATI indebtedness and was subject to the overriding royalty described above. This transfer further reduced the Company’s asset retirement obligations related to the above-mentioned plugging and abandonment liabilities.

Richard N. Azar II, the CEO of Camber noted that “this release of indebtedness as well as the transfer of the CATI entity with its assets and liabilities further improves the Company’s balance sheet by reducing its liabilities. This is all consistent with the plan to reduce Company obligations noted previously in my communications to shareholders."

Mr. Azar added, "These transactions further position the Company to focus on its core Oklahoma assets while evaluating comparable acquisition opportunities in order to give us an inventory of lower risk opportunities to add to our reserve base and cash flow.”

About Camber Energy, Inc.:

Based in San Antonio, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Hunton formation in Central Oklahoma in addition to anticipated project development in the San Andres formation in the Permian Basin. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” "may," "expects," "projects," "anticipates," "plans," "believes," "estimate," "should," and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks associated with the conditions to closing required to be met to obtain all but the initial $4 million due pursuant to the terms of the Stock Purchase Agreement; risks relating to the absence or delay in receipt of government approvals or third party consents; and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.